Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168331, 333-206753, 333-212851, 333-214077, 333-220382 and 333-241003) and Form S-3 (No. 333-222767) of Teva Pharmaceutical Industries Limited of our report dated February 10, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Kesselman & Kesselman
Kesselman & Kesselman
Certified Public Accountants (Isr.) A member of PricewaterhouseCoopers International Limited Tel-Aviv, Israel February 10, 2021